UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2011

THE AMACORE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27889	59-3206480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Maitland Promenade 1, 485 North Keller Road, Suite 450, Maitland, Florida	32751
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (407) 805-8900

_______________________________________________________
(Former name or former address, if changed since last report)

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
Item 8.01	Other Events.

On October 14, 2011, The Amacore Group, Inc. (the “Company”) entered into a Payment Agreement (the “Payment Agreement”) with the plaintiffs, John Zubak and Harvey Mitgang (the “Plaintiffs”), of a civil action filed in the Superior Court of New Jersey, Law Division, Mercer County, Docket No. MER-L-001730-09 (the “Action”).  The Action, claiming breach of contract, sought recovery for principal, interest, late fees, counsel fees and costs in connection with that certain Promissory Note dated June 30, 2004.  On September 29, 2011, an Order of Judgment (the “Judgment”) was entered in favor of the Plaintiffs, awarding an aggregate of $299,384.90.  Upon receiving notice of the Judgment, the Company and the Plaintiffs, desiring to amicably resolve any potential collection issues, negotiated and executed the Payment Agreement, setting forth a payment schedule as follows:

1.	One Hundred Thousand Dollars and No Cents ($100,000.00) payable on or before October 21, 2011;
2.	Seventy Five Thousand Dollars and No Cents ($75,000.00) payable on or before November 21, 2011;
3.	Seventy Five Thousand Dollars and No Cents ($75,000.00) payable on or before December 21, 2011; and
4.	Fifty Thousand Dollars and No Cents ($50,000.00) payable on or before January 6, 2012.

The foregoing summary is qualified in its entirety by reference to the Payment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Payment Agreement

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AMACORE GROUP, INC.

Date: October 20, 2011	By: /s/ Jay Shafer
Name: Jay Shafer
Title: Chief Executive Officer and Director